UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934.

Date of Report: June 12, 2014

(Date of earliest event reported)

SciClone Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-19825	94-3116852
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

950 Tower Lane, Suite 900, Foster City, CA		94404
(Address of principal executive offices)		(Zip Code)

(650) 358-3456

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a vote of Security Holders.

At the 2014 Annual Meeting of Stockholders of the Company held on June 12, 2014 (the “Annual Meeting”), the matters on which the stockholders voted, in person or by proxy were:

(i)	To elect six nominees as directors to serve until the next Annual Meeting and until their successors have been elected and qualified;

(ii)	To approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s Proxy Statement;

(iii)	To ratify the selection of PricewaterhouseCoopers Zhong Tian LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

The six nominees were elected, the compensation of named executive officers was approved and the appointment of the independent registered public accounting firm was ratified. The results of the voting were as follows:

Election of Directors	Votes For	Votes Withheld	Broker Non-votes
Jon S. Saxe	25,185,622	9,846,407	7,484,538
Friedhelm Blobel, Ph.D.	34,015,695	1,016,334	7,484,538
Nancy T. Chang, Ph.D.	34,593,591	438,438	7,484,538
Richard J. Hawkins	25,143,410	9,888,619	7,484,538
Gregg A. Lapointe	26,981,526	8,050,503	7,484,538
Simon Li	27,587,159	7,444,870	7,484,538

	Votes For	Votes Against	Abstentions	Broker Non-votes
Approval of the Executive Compensation	30,773,213	2,271,840	1,986,976	7,484,538

	Votes For	Votes Against	Abstentions
Ratification of Appointment of Independent Registered Public Accounting Firm	42,174,606	286,026	55,935

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 12, 2014	SCICLONE PHARMACEUTICALS, INC.

	By:	/s/ Wilson W. Cheung
Wilson W. Cheung
Chief Financial Officer and Senior Vice President, Finance